Exhibit 32

Certification of
Chief Executive Officer
and Chief Financial Officer
Securities Exchange Act rules 13(a) and 15(d)
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Metwood, Inc. ("the Company") for the year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 24, 2009 /s/ Robert M. Callahan
Robert M. Callahan
Chief Executive Officer